UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 9, 2008

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2008, the Board of Directors (the "Board") of Gladstone Commercial Corporation (the "Company") approved the renewal of the Company’s Investment Advisory and Management Agreement (the "Advisory Agreement") with its external investment adviser, Gladstone Management Corporation (the "Adviser"), and its Administration Agreement (the "Administration Agreement") with Gladstone Administration, LLC, a wholly-owned subsidiary of the Adviser (the "Administrator"), through August 31, 2009.

The Board considered the investment advisory and incentive fees under the Advisory Agreement and the administrative fees under the Administration Agreement (the "Fees"), and determined that the Fees were reasonable in relation to the services to be provided by the Adviser and the Administrator. In its consideration of the Advisory Agreement, the Board focused on information it had received relating to, among other things: the nature, extent and quality of services provided by the Adviser and Administrator; the investment performance of the Company and the Adviser; the costs of the services to be provided and profits to be realized by the Adviser and the Administrator from the relationship with the Company; the extent to which economies of scale will be realized as the Company grows, and whether the Fees reflect those economies of scale; the fee structures of the advisory and administrative agreements of comparable companies; indirect profits to the Adviser or Administrator created through their relationships with the Company; and the overall fairness of the Fees to the Company in light of the foregoing and other pertinent factors.

In recommending that the Company continue to use the Adviser as its investment adviser under the terms of the Advisory and Administration Agreements, the Board considered the conservative nature of the Adviser’s investment committee and the resulting quality of the Company’s portfolio of investments, the prior experience of the Adviser’s personnel in connection with the types of investments the Company makes; the size of the staff of the Adviser and the Administrator; the operations of the Adviser and the Administrator; the organizational capabilities and financial condition of the Adviser and the Administrator; and the quality and extensive level of services provided to the Company and its affiliates, Gladstone Capital Corporation and Gladstone Investment Corporation. The Board also relied upon comparisons of the services to be rendered and the amounts to be paid under the Advisory and Administration Agreements with those under other investment advisory and administrative contracts of unaffiliated comparable companies, and concluded that the Fees were reasonable on a comparative basis. The Board also considered comparisons to the comparisons of the services provided and amounts paid under the Adviser’s contracts with Gladstone Capital Corporation and Gladstone Investment Corporation, which contain terms and conditions similar to those included in the Company’s Advisory and Administration Agreements.

The Board considered that the fees to be received by the Adviser under the Advisory Agreement may exceed the Adviser’s costs of providing services to the Company. However, the Board did not attempt to quantify the Adviser’s level of profits (including those based on fees received from the Company’s portfolio companies) because of its satisfaction with the Adviser’s performance advising the Company. The Advisory Agreement does not provide for any reduction in fees in the event that the Adviser experiences any economies of scale in its provision of management services to the Company. The Board also considered the fact that the Administrator allocates the costs of providing administrative services to the Adviser’s externally managed funds on a pro-rata basis and, therefore, to the extent the Adviser recognizes economies of scale in providing administrative services to its externally managed funds, those economies of scale will also be indirectly recognized by the Company under the Administration Agreement. Thus, to the extent that the Administrator’s costs decrease, those reductions will be passed through indirectly to the Company in the form of a reduced administration fee.

Based on the information reviewed by, and the ensuing discussions of, the Company's Board, the Board, including a majority of the non-interested directors, concluded that the Fees under the Advisory and Administration Agreements were reasonable in relation to the services to be provided by the Adviser and the Administrator. Based on its review and discussion, the Board approved the renewal of the Advisory and Administration Agreements as being in the best interests of the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit 10.1 – Amended and Restated Investment Advisory Agreement between the Company and Gladstone Management Corporation, dated January 1, 2007 and incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K (File No. 001-33097), filed January 3, 2007.

Exhibit 10.2 – Administration Agreement between the Company and Gladstone Administration, LLC, dated January 1, 2007 and incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K (File No. 001-33097), filed January 3, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

July 14, 2008	By:	/s/ Harry Brill

Name: Harry Brill
Title: Chief Financial Officer